UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2021

American Public Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

                                             N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2021, American Public Education, Inc. (“APEI”) closed its previously announced underwritten public offering (the “Offering”) of shares of APEI’s common stock, par value $0.01 per share (“Common Stock”). APEI sold 3,680,000 shares at a price to the public of $25.00 per share, which includes the full exercise of the option granted to the Underwriters (as defined below) to purchase additional shares.

The Offering was made pursuant to an underwriting agreement (the “Underwriting Agreement”), dated February 25, 2021, with Truist Securities, LLC and William Blair & Company, L.L.C., as representatives of the several underwriters, and the other underwriters named therein (the “Underwriters”). The Underwriting Agreement provided for the sale of 3,200,000 shares (the “Firm Shares”) of Common Stock and the grant to the Underwriters of an option to purchase up to an additional 480,000 shares of Common Stock (together with the Firm Shares, the “Shares”). The Underwriters fully exercised the option in connection with the closing of the sale of the Firm Shares, which occurred on March 1, 2021.

Net proceeds to APEI from the offering were approximately $86.4 million after deducting the underwriting discounts and commissions and other estimated offering expenses payable by APEI.

The Shares were offered and sold pursuant to APEI’s shelf registration statement declared effective on February 19, 2021 (Registration No. 333-252980), as supplemented by the final prospectus supplement filed with the Securities and Exchange Commission on February 26, 2021.

The Underwriting Agreement includes certain customary representations, warranties, and covenants by APEI, and it provides that APEI will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

A copy of the legal opinion of Hogan Lovells US LLP, counsel to APEI, relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 25, 2021, among American Public Education, Inc. and the Underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: March 1, 2021
	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer